Exhibit 21.1

The following is a list of subsidiaries of the Company as of September 30, 2021.

Subsidiary Name		Type

Agnitio Corp.	Delaware	Domestic
Caere Corporation Branch Mexico	Delaware	Domestic
ComplyMD LLC	Delaware	Domestic
Consolidated Enterprise Corporation	Delaware	Domestic
Consolidated Healthcare Corporation	Delaware	Domestic
Consolidated Imaging Corporation	Delaware	Domestic
Ditech Networks, Inc.	Delaware	Domestic
Ditech Networks International, Inc.	Delaware	Domestic
Language and Computing, Inc.	Delaware	Domestic
PerSay, Inc.	Delaware	Domestic
Phonetic Systems, Inc.	Delaware	Domestic
Quadramed Quantim Corporation	Delaware	Domestic
Saykara, Inc.	Delaware	Domestic
SVOX USA, Inc.	Delaware	Domestic
TouchCommerce, Inc.	Delaware	Domestic
VirtuOz, Inc.	Delaware	Domestic
J.A. Thomas and Associates, Inc.	Georgia	Domestic
Nuance Healthcare Diagnostics Solutions, Inc.	Georgia	Domestic
Winscribe USA Inc.	Illinois	Domestic
Nuance Enterprise Solutions & Services Corporation f/k/a Varolii Corporation	Washington	Domestic
Spinvox Limited Sucursal Argentina	Argentina	International
Nuance Communications Australia Pty. Ltd.	Australia	International
Nuance Communications Austria GmbH	Austria	International
Nuance Communications Services Austria GmbH	Austria	International
SpeechMagic Holdings GmbH	Austria	International
Nuance Belgium N.V.	Belgium	International
Nuance Communications Ltda.	Brazil	International
Novitech Technologia e Servicos Ltda. Branch	Brazil	International
SpeechWorks BVI Ltd.	British Virgin Islands	International
Nuance Communications Canada, Inc.	Canada	International
Foxtrot Acquisition Limited	Cayman Islands	International
Foxtrot Acquisition II Limited	Cayman Islands	International
Nuance Communications Finland OY	Finland	International
Nuance Communications France Sarl	France	International
VirtuOz S.A.	France	International
Nuance Communications GmbH	Germany	International
Nuance Communications Healthcare Germany GmbH	Germany	International
Nuance Communications Hungary Kft.	Hungary	International
Nuance India Pvt. Ltd.	India	International
Nuance Communications International Holdings Limited	Ireland	International
Nuance Communications Ireland Limited	Ireland	International
Nuance Communications Services Ireland Ltd.	Ireland	International

Nuance Communications Healthcare International Ltd formerly Voice Signal Ireland Ltd.	Ireland	International
Nuance Communications Israel, Ltd.	Israel	International
PerSay Ltd.	Israel	International
Phonetic Systems Ltd.	Israel	International
Loquendo S.p.a.	Italy	International
Nuance Communications Italy Srl	Italy	International
Nuance Japan K.K.	Japan	International
Caere Corporation Branch Mexico	Mexico	International
Nuance Communications Netherlands B.V.	Netherlands	International
Winscribe Inc. Ltd.	New Zealand	International
Nuance Communications Asia Pacific Pte. Ltd.	Singapore	International
Nuance Communications Korea Ltd.	South Korea	International
Nuance Communications Iberica SA	Spain	International
Agnitio S.L.	Spain	International
Nuance Communications Sweden, A.B.	Sweden	International
SVOX AG	Switzerland	International
Nuance Turkey Iletisim Hizmetleri Ltd. Sirketi	Turkey	International
Nuance Communications UK Limited	United Kingdom	International
Nuance Communications Limited	United Kingdom	International
Winscribe Europe Limited	United Kingdom	International
Nuance Communications Services Ireland, Ltd. - Dubai Branch	UAE	International